                                                                      EXHIBIT 21

                             RESTRICTED SUBSIDIARIES
                              OF HARTE-HANKS , INC.
                              As of September, 2000

                                                                    Jurisdiction of
Name of Entity                                                      Organization                 % Owned
--------------                                                      ---------------              -------
DiMark, Inc.                                                        New Jersey                    100%
DiMark Marketing, Inc.                                              Pennsylvania                  100%(1)
Direct Market Concepts, Inc.                                        Florida                       100%
Direct Marketing Associates Computer
 Services, Inc. (shell corporation)                                 Maryland                      100%(9)
DMK, Inc.                                                           Delaware                      100%(2)
DP Blue Book, Inc.                                                  Michigan                      100%
DP Locator, Inc.                                                    Michigan                      100%
The Flyer Publishing Corporation                                    Florida                       100%
Harte-Hanks Data Services LLC                                       Maryland                      100%
Harte-Hanks Data Technologies LLC                                   Delaware                      100%
Harte-Hanks Delaware, Inc.                                          Delaware                      100%
Harte-Hanks Direct, Inc.                                            Delaware                      100%
Harte-Hanks Direct Marketing/Baltimore, Inc.                        Maryland                      100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                       Ohio                          100%
Harte-Hanks Direct Marketing/Dallas, Inc.                           Delaware                      100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                        California                    100%
Harte-Hanks Direct Marketing/Kansas City, Inc.                      Missouri                      100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda.                  Brazil                        100%(3)
Harte-Hanks Limited                                                 England                       100%(3)
Harte-Hanks Market Intelligence, Inc.                               California                    100%
Harte-Hanks Market Intelligence Espana LLC                          Colorado                      100%
Harte-Hanks Market Intelligence Europe B.V.                         Netherlands                   100%
Harte-Hanks Market Intelligence GmbH                                Germany                       100%(4)
Harte-Hanks Market Intelligence Limited                             Ireland                       100%(4)
Harte-Hanks Market Intelligence Limited                             England                       100%(4)
Harte-Hanks Market Intelligence SAS                                 France                        100%(4)
Harte-Hanks Market Research, Inc.                                   New Jersey                    100%
Harte-Hanks Partnership, Ltd.                                       Texas                         100%(5)
Harte-Hanks Pty. Limited                                            Australia                     100%(3)
Harte-Hanks Response Management/Austin L.P.                         Delaware                      100%(6)
Harte-Hanks Response Management/Boston, Inc.                        Massachusetts                 100%
Harte-Hanks Response Management Call Centers, Inc.                  Delaware                      100%
Harte-Hanks Response Management Europe                              Belgium                       100%
Harte-Hanks Shoppers, Inc.                                          California                    100%
Harte-Hanks Stock Plan, Inc.                                        Delaware                      100%
Hi-Tech Marketing Limited                                           England                       100%
H&R Communications, Inc.                                            New Jersey                    100%(2)
HTS, Inc.                                                           Connecticut                   100%
Information for Marketing Limited (shell corporation)               England                       100%(7)
Mars Graphic Services, Inc.                                         New Jersey                    100%(8)
Midwest Holding, Inc.                                               Michigan                      100%
NSO, Inc.                                                           Ohio                          100%
Printing Management Systems, Inc.                                   Delaware                      100%
PRO Direct Response Corp.                                           New Jersey                    100%(2)
Southern Comprint Co.                                               California                    100%
Spectral Resources, Inc.                                            New York                      100%
Subscription Services, Inc.                                         Michigan                      100%

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(1) Owned by Mars Graphic Services, Inc.
(2) Owned by DiMark Marketing, Inc.
(3) Owned by Harte-Hanks Data Technologies LLC
(4) Owned by Harte-Hanks Market Intelligence Europe B.V.
(5) 99.5% Owned by Harte-Hanks Delaware, Inc.
      .5% Owned by Harte-Hanks , Inc.
(6) 99% Owned by Harte-Hanks Stock Plan, Inc.
     1% Owned by Harte-Hanks Response Management Call Centers, Inc.
(7) Owned by Harte-Hanks Limited
(8) Owned by DiMark, Inc.
(9) Owned by Harte-Hanks Direct Marketing/Baltimore, Inc.